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                                 EXHIBIT (99-6)

          Directors and Officers (Fifth) Liability Binder of Insurance

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COMPANY:                   Arch Insurance (Bermuda)
                           Victoria Hall, 4th Floor
                           11 Victoria Street
                           P.O. Box HM 129
                           Hamilton HM AX
                           Bermuda

Arch Insurance (Bermuda) is pleased to bind as follows:

Insured:                   The Procter & Gamble Company

Policy Form:               Arch Reinsurance Ltd Follow Form

Coverage:                  Excess D&O

Policy Period:             June 30, 2004 to June 30, 2005

Policy Limits:             $25,000,000

Policy Attachment:         $100,000,000

Premium:                   $758,625

Commission:                12%

Underlying Program:

INSURER                                LAYER
-------                                -----
CODA (Side A only)                 $25,000,000
XL (follow form CODA)              $25M x/s $25M
Ace Bermuda*                       $25M x/s $50M
AWAC*                              $25M x/s $75M

*A & B D&O coverage

Policy Number:    B4-DOX-01824-02

TO THE EXTENT THAT THE UNDERLYING POLICIES HAVE THE FOLLOWING FEATURES, ARCH WILL NOT FOLLOW:

      1. Sublimits in the underlying policies although we will recognize erosion.

      2.    State Amendatories.

      3.    Service of Suit Conditions.

      4.    Panel Counsel Endorsements.

SPECIAL CONDITIONS:

      1.    Followed policy is Ace Bermuda.

      2. Arch will provide cover no wider than the narrowest underlying policy.

      3.    Pending and Prior Litigation date: as expiring.

      4.    Discovery: 12 months at 150%.

      5.    Cancellation: as per followed policy.

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      6.    New York Law and London Arbitration.

      7. No carrier in any layer excess of Arch Insurance (Bermuda) is to receive a higher rate per million or more advantageous terms and conditions. This is to be confirmed prior to binding.

SUBJECTIVITIES:

This binder is subject to the receipt, review and acceptance of the following items in the time specified or coverage is cancelled ab initio:

      1. Copies of final, signed underlying binders, within 5 days of binding.

      2.    Resolution of Special Condition No. 7, prior to binding.

      3. Receipt by Arch Insurance (Bermuda) of the net premium will be required within 10 days of binding.

The premium does not include any amount for I.P.T. or for any other taxes or similar charges. These are in addition to the premium and are the responsibility of the Insured to pay.

Yours sincerely,

/s/ MATT SMITH
----------------------------
Matt Smith